UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:
March 31, 2006

(Date of Earliest Event Reported:  March 27, 2006)

EL PASO EXPLORATION & PRODUCTION COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	33-106586	76-0637534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 27, 2006, El Paso Exploration & Production Company (“EPEP”), El Paso Production Company and El Paso E&P Company, L.P. entered into a First Amendment (the “Amendment”) to the Amended and Restated Credit Agreement dated October 19, 2005 with Fortis Capital Corp., as administrative agent for the lenders party thereto. The Amendment makes the following changes:

(1) The covenant limiting the payment of dividends by EPEP was modified to extend the time during which a dividend for 2005 may be paid from April 30, 2006 to December 31, 2006;

(2) The amount that EPEP may advance to El Paso Corporation on a revolving basis was increased from $125,000,000 to $200,000,000; and

(3) The amount of revolving debt that EPEP may repay to El Paso Corporation was increased from $125,000,000 to $200,000,000.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO EXPLORATION & PRODUCTION COMPANY

By:	/s/ Gene T. Waguespack
Gene T. Waguespack
Senior Vice President, Chief Financial Officer, Treasurer and Controller
(Principal Accounting and Financial Officer)

Dated:  March 31, 2006